UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52585	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 15, 2007 and May 16, 2007, our indirect wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., closed on the purchase of two hotels.

The table below describes the two hotels:

Hotel Location	Franchise (a)	Seller	Number of Rooms	Purchase Price
Dothan, Alabama	Fairfield Inn	Blumberg-Dothan Motel, L.L.C.	63	$4,584,044
Memphis, Tennessee	Homewood Suites	Hampton Inns, Inc.	140	11,100,000

TOTAL			203	$15,684,044

Note:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Our purchasing subsidiary assumed an existing loan secured by the hotel located in Dothan, Alabama. The outstanding principal balance for this loan is approximately $1,653,145. The loan has an annual fixed interest rate of 7.35% and a maturity date of March 2008. The loan provides for monthly payments of principal and interest on an amortized basis.

The purchase price under each purchase contract was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

Additional information regarding the purchased hotels and purchase contracts are set forth in our: (i) Form 8-K dated January 16, 2007 and filed with the Securities and Exchange Commission on January 19, 2007; and (ii) Form 8-K dated April 4, 2007 and filed with the Securities and Exchange Commission on April 9, 2007. Each of these Form 8-Ks are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Blumberg Acquisition Hotels

The hotel located in Dothan, Alabama is part of a group of five hotels subject to sale contracts with selling entities that are related to each other through common ownership. We have previously purchased four other hotels within this group of hotels. The closing of these four hotels were reported in our Form 8-K dated April 24, 2007 and filed with the Securities and Exchange Commission on April 26, 2007.

(Audited)

Independent Auditors’ Report	F – 1
Combined Balance Sheet – December 31, 2006	F – 2
Combined Statement of Income – Year Ended December 31, 2006	F – 3
Combined Statement of Member’s Equity – Year Ended December 31, 2006	F – 4
Combined Statement of Cash Flows – Year Ended December 31, 2006	F – 5
Notes to Combined Financial Statements	F – 6

Memphis, Tennessee Property

(Financial statements will be filed as necessary by amendment within the required time period)

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotel referred to in the financial statements (see (a) above) and to a group of recently purchased hotels.

Apple REIT Seven, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006	F - 12
Notes to Pro Forma Condensed Consolidated Balance Sheets	F - 14
Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2006	F - 15
Notes to Pro Forma Condensed Consolidated Statements of Operations	F - 18

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

May 18, 2007

Independent Auditor’s Report

To the Members

Blumberg Acquisition

Dothan, Alabama

We have audited the accompanying combined balance sheet of Blumberg Acquisition Hotels, as of December 31, 2006, and the related combined statements of income, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the management of Blumberg Acquisition Hotels. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Blumberg Acquisition Hotels as of December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, each of the hotels included in investment in hotels at December 31, 2006 are under contract for sale.

Richmond, Virginia

April 4, 2007

Blumberg Acquisition Hotels

Combined Balance Sheet

December 31, 2006

Assets
Investment in hotels, net of accumulated depreciation of $3,921,296	$11,553,678
Construction in progress	2,737,532
Cash	4,297,780
Accounts receivable—trade	64,864
Due from affiliates	3,981,480
Restricted funds held for:
Taxes, insurance and replacement reserve	476,954
Collateral reserve	177,500
Prepaid expenses and other current assets	273,427
Franchise fees, net of accumulated amortization of $ 61,290	128,710
Loan origination costs, net of accumulated amortization of $ 134,331	233,382

Total assets	$23,925,307

Liabilities And Members’ Equity
Liabilities:
Mortgages payable	$14,732,701
Due to affiliates	48,112
Accounts payable and accrued expenses	851,579

Total liabilities	15,632,392
Commitments and Subsequent Event
Members’ Equity	8,292,915

Total liabilities and members’ equity	$23,925,307

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Combined Statement Of Income

Year Ended December 31, 2006

Revenues:
Suites	$7,595,783
Other	192,589

Total revenues	7,788,372

Expenses:
Operating	1,849,367
Hotel administration	367,236
Sales and marketing	12,793
Utilities	417,193
Repairs and maintenance	381,536
Management and franchise fees	1,025,509
Taxes, insurance and other	681,738
Depreciation and amortization	737,321

Total expenses	5,472,693

Operating income	2,315,679
Interest income	160,468
Interest expense	(840,656)

Net income	$1,635,491

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Combined Statement Of Member’s Equity

Year Ended December 31, 2006

Beginning Balance	$8,841,429
Net income	1,635,491
Distributions	(2,184,005)

Ending Balance	$8,292,915

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Combined Statement Of Cash Flows

Year Ended December 31, 2006

Cash Flows From Operating Activities
Net income	$1,635,491
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	700,031
Amortization	37,290
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable—trade	41,037
Prepaid expenses and other current assets	(150,173)
Increase in:
Accounts payable and accrued expenses	62,583

Net cash provided by operating activities	2,326,259

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	(2,193,756)
Franchise fees	(50,000)
Net increase in restricted funds held	(167,565)

Net cash used in investing activities	(2,411,321)

Cash Flows From Financing Activities
Principal payments on notes payable	(337,864)
Net proceeds from affiliates	2,617,849
Loan origination fees	(26,646)

Net cash provided by financing activities	2,253,339

Net increase in cash	2,168,277
Cash:
Beginning	2,129,503

Ending	$4,297,780

Supplemental Disclosure Of Cash Flow Information Cash payments for interest, including capitalized interest	$882,625

Supplemental Schedule Of Noncash Investing And Financing Activities Property and equipment financed by notes payable	$2,016,799

Distributions paid through reduction in due from affiliates	$2,184,005

Capital assets purchased included in accounts payable	$545,842

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 1. Nature Of Business And Significant Accounting Policies

Nature of business: The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

Sunbelt—Columbus, LLC is a Georgia limited liability company which was formed on November 1, 1999, for the purpose of acquiring land developing a Fairfield Inn by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Columbus, Georgia became operational in August 2003, when the management agreement became effective and the hotel commenced operations.

Blumberg—Dothan Motel, LLC is an Alabama corporation, which was formed on April 1, 1993, for the purpose of acquiring land developing a Fairfield Inn by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Dothan, Alabama became operational in December 1993, when the management agreement became effective and the hotel commenced operations.

Sunbelt—Lakeland, LLC is a Florida limited liability company which was formed on July 26, 1999, for the purpose of acquiring land developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Lakeland, Florida became operational in June 2000, when the management agreement became effective and the hotel commenced operations.

Sunbelt—CPA, LLC is an Alabama limited liability company which was formed in December 2005, for the purpose of acquiring land developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Prattville, Alabama is under construction and has not commenced operations.

Sunbelt—Tallahassee, LLC is a Florida limited liability company which was formed on July 26, 1999, for the purpose of acquiring land developing a Fairfield Inn and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Tallahassee, Florida became operational in June 2000, when the management agreement became effective and the hotel commenced operations.

A summary of the Hotels’ significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation nor any provision for income tax expense. The expenses shown in the combined statements of income do not include any salaries to the members.

Principles of combination: The accompanying financial statements combine the accounts of Sunbelt—Columbus, LLC, Blumberg—Dothan Motel, LLC, Sunbelt—Lakeland, LLC, Sunbelt—CPA, LLC and Sunbelt—Tallahassee, LLC (collectively the Hotels, or Blumberg Acquisition Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Revenue recognition: Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 1. Nature Of Business And Significant Accounting Policies (Continued)

Concentrations of credit risk: The Hotels maintain their cash in bank deposit accounts, which at times may exceed federally insured limits. The Hotels have not experienced any losses in such accounts. The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted funds: The Hotels are required to fund some of the various mortgage holders with sufficient funds, generally 4% of gross revenue, to cover the cost of replacements and renewals to the Hotel’s property and improvements. The mortgagors hold these funds in escrow in short-term money market securities on behalf of the Hotels until the funds are spent on capital improvements.

Accounts receivable: Accounts receivable is comprised primarily of trade receivables due from Hotel guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2006. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered past due when any portion of the receivable balance is outstanding for more than 90 days. Interest is charged on trade receivables that are outstanding for more than 30 days and is recognized as charged. No interest has been charged to trade receivables during 2006.

Investment in hotels: The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Valuation of long-lived assets: The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise fees: Franchise fees are amortized on a straight-line basis, which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates.

Loan origination costs: Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotels’ normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the mortgage. Amortization expenses totaled $28,457 for the year ended December 31, 2006.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 1. Nature Of Business And Significant Accounting Policies (Continued)

Income taxes: No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying combined financial statements. The members are required to include their respective share of the Hotels’ profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels status, or in changes to allocable Hotels income or loss, the tax liability of the members would be changed accordingly.

Sales and marketing: Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion.

Estimates: The presentation of the combined financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Investment In Hotel Properties

The following is a schedule of the components of the carrying amounts of the investment in Hotels at December 31, 2006:

Land and land improvements	$1,896,126
Building and improvements	10,578,672
Furniture, fixtures and equipment	3,000,176

15,474,974
Less accumulated depreciation	(3,921,296)

Investment in hotels, net	$11,553,678

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 3. Mortgages Payable

Mortgages payable at December 31, 2006 consist of the following:

Sunbelt—Columbus, LLC with the Development Authority of Columbus, GA, Series 2003 Taxable Revenue Bonds, secured by the investment in the Hotel; term of 20 years, and due August, 2023; interest at Weekly Rate (5.4% at December 31, 2006)	$3,300,000
Blumberg—Dothan Hotel, LLC with GEMSA, secured by the investment in the Hotel; term of 10 years and due March 2008; interest at 7.35%	1,670,427
Sunbelt—Lakeland, LLC with Wachovia Securities, secured by the investment in the Hotel; term of 10 years and due January 2013; interest at 6.8%	4,232,449
Sunbelt—CPA, LLC with Regions Bank, secured by the investment in the Hotel, term of 18 months and due February 2008; interest only until due; interest at LIBOR plus 2% (7.35% at December 31, 2006)	2,016,799
Sunbelt—Tallahassee, LLC with Wachovia, secured by the investment in the Hotel; term of 10 years and due January 2013; interest at 6.8%	3,513,026

$14,732,701

In connection with the bond for Sunbelt—Columbus, LLC, the Hotel was required to establish a letter of credit in favor of the Bond Trustee in the amount of $3,551,781, to secure the payment of principal and interest under the bonds. The letter of credit is effective through September 9, 2007 unless earlier terminated or extended under the terms of the Bond Document. In addition, in connection with the bonds, the Hotels are required to maintain a collateral reserve account equal to 5% of the principal amount of the bonds. Based on borrowings outstanding at December 31, 2006, the Hotels maintained $177,500, which is in compliance with the bond terms.

As of December 31, 2006, the Sunbelt—CPA, LLC property was under construction, but had not drawn the remaining $983,201 from its construction loan. In February 2007, the final draw was taken for a total of $3,000,000 outstanding.

Future maturities at December 31, 2006 are as follows:

Years Ending December 31,
2007	$313,030
2008	3,907,387
2009	285,315
2010	298,503
2011	312,630
Thereafter	9,615,836

$14,732,701

Interest of $42,733 was capitalized in the year ended December 31, 2006.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 4. Management Agreements

The Hotels are subject to management agreements, which cover an initial term of 10 years with varying renewal terms. The agreements provide for payment of base management fees, marketing fees, and reservation system fees, which are calculated monthly and range from 4% to 5% of gross rental revenues. Management fees of $318,152 were expensed in 2006.

Note 5. Franchise Agreements

Franchise application fees totaling $190,000 have been paid to Marriott International, Inc. as of December 31, 2006. Amortization expense totaled $8,833 for the year ended December 31, 2006. Annual amortization expense is expected to approximate $11,000 for each of the next five years.

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Marriott International, Inc. (Courtyard and Fairfield Inn). The agreements cover an initial term of 20 years with varying renewal terms. The agreement provides for payment of base franchise fees, which are calculated monthly and range from 7% to 9% of gross rental revenues. Franchise fees of $594,742 were paid in 2006.

Note 6. Commitments

Sunbelt - Columbus, LLC leases land under an operating lease with terms of 25 years, options for automatic renewals and a purchase option after the tenth year. Total rent expense was $54,157 for 2006.

The total minimum rental commitment at December 31, 2006 is due as follows:

Years Ending December 31,
2007	$57,000
2008	57,000
2009	57,000
2010	57,000
2011	57,000
Thereafter	1,042,795

$1,327,795

During the purchase of the land for the hotel in Prattville, Alabama, Sunbelt - CPA, LLC (CPA) entered into agreements with the City of Prattville (City) and a third party seller (seller). As an incentive to locate the hotel in Prattville, the City would give CPA property tax credits of up to $175,000, which would be used to payoff a promissory note between CPA and the seller. Per the agreement there is no additional outflow of cash for the promissory note, however, CPA is committed to the $175,000 until paid off.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 7. Related Parties

The managing member of the Hotels is also the President of the Manager. Funds loaned to related parties in the amounts of $3,981,480 at December 31, 2006, respectively, represent funding for related entity construction.

The Hotels also owed the Manager $48,112 at December 31, 2006 for the management fees, employee expenses and miscellaneous operating expenses incurred in the normal course of business during 2006. All amounts owed were paid in the subsequent year.

Note 8. Subsequent Event

As of January 16, 2007, each of the Hotels was under contract for sale to Apple Seven Hospitality Ownership, Inc., a wholly-owned subsidiary of Apple REIT Seven, Inc. The aggregate purchase price under the five purchase contracts is approximately $37.7 million. The purchaser will assume debt in Blumberg—Dothan Hotel, LLC, Sunbelt—Lakeland, LLC, and Sunbelt—Tallahassee, LLC with an aggregate principal balance of approximately $9.4 million under terms of the purchase contracts.

Apple REIT Seven, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
PHD Hotels Portfolio:
Hampton Inn	Tupelo, MS	5.2	January 23, 2007
Hilton Garden Inn	Macon, GA	10.7	Pending

Dimension Hotels Portfolio (9):
Residence Inn	Highlands Ranch, CO	19.0	February 21, 2007
Homewood Suites	Miami, FL	24.3	February 21, 2007
Homewood Suites	Cranford, NJ	13.5	March 7, 2007
Homewood Suites	Mahwah, NJ	19.5	March 7, 2007
Hilton Garden Inn	Highlands Ranch, CO	20.5	March 9 ,2007
Homewood Suites	Agoura Hills, CA	25.3	Pending
Hampton Inn	San Diego, CA	42.0	Pending
Residence Inn	San Diego, CA	32.5	Pending
Residence Inn	Provo, UT	11.3	Pending

Blumberg Hotel Portfolio (5):
Fairfield Inn	Columbus, GA	7.3	April 24, 2007
Courtyard	Lakeland, FL	9.8	April 24, 2007
Fairfield Inn	Tallahassee, FL	6.6	April 24, 2007
Courtyard	Prattville, AL	9.3	April 24, 2007
Fairfield Inn	Dothan, AL	4.6	Pending

	Total	$261.4

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Larry Blumberg & Associates, or by Dimension Development Company, Inc. under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Seven, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 2006, nor does it purport to represent the future financial position of Apple REIT Seven, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and are qualified in their entirety by, the historical balance sheets of the acquired hotels, as included in this document.

Balance Sheet as of December 31, 2006 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma

ASSETS
Investment in hotel properties, net	$347,092	$268,485	(A)	$615,577
Cash and cash equivalents	44,604	(195,129	)(C)	10,000
		160,525	(D)
Restricted cash—escrow deposits	2,809	1,783	(B)	4,592

Other assets	15,381	—		15,381

Total Assets	$409,886	$235,664		$645,550

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage note payable—secured	$49,292	$75,030	(B)	$124,322
Accounts payable, accrued costs and other liabilities	6,472	109	(B)	6,581

Total liabilities	55,764	75,139		130,903

Shareholders’ equity (deficit)	—	—		—
Preferred stock, authorized 15,000,000 shares	—	—		—
Series A preferred shares, no par value, authorized 200,000,000 shares	—	—		—
Series B preferred convertible stock, no par value, authorized 240,000 shares	24	—		24
Common stock, no par value, authorized 200,000,000 shares	363,239	160,525	(C)	523,764
Retained earnings (deficit)	(9,141)	—		(9,141)

Total shareholders’ equity	354,122	160,525		514,647

Total liabilities and shareholders’ equity	$409,886	$235,664		$645,550

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(In thousands)	PHD Hotels: Tupelo, MS Hampton Inn	PHD Hotels: Macon GA Hilton Garden Inn	Dimension Development Hotels Portfolio	Blumberg Hotels Portfolio	Total Combined
Purchase price per contract	$5,245	$10,660	$207,800	$37,671	$261,376
Other closing costs	17	33	520	50	620
Other capitalized costs (credits) incurred	85	75	652	450	1,262
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	105	213	4,156	753	5,227

Investment in hotel properties	5,452	10,981	213,128	38,924	268,485	(A)

Net other assets/(liabilities) assumed	(3,900)	3	(60,059)	(9,400)	(73,356	)(B)

Total purchase price	$1,552	$10,984	$153,069	$29,524	$195,129

Less: Cash on hand at December 31, 2006 to fund acquisitions					(44,604	)(C)
Plus: Working capital requirements					10,000	(D)

Equity proceeds needed for acquisitions and working capital (000’s)					$160,525	(D)

(A)	The estimated total purchase price for the sixteen properties that have been, or will be, purchased after December 31, 2006 consists of the following. This purchase price allocation is preliminary and subject to change.
(B)	Represents other assets and liabilities assumed in the acquisition of the hotels including, restricted cash, mortgages payable, and prepaid or accrued property taxes.
(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.
(D)	Represents pro forma equity proceeds utilized for acquisitions and working capital.

Apple REIT Seven, Inc.

Pro Forma Condensed Statements of Operations (unaudited)

For the year ended December 31, 2006

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Residence Inn	Houston, TX	$13.6	April 27, 2006
Hilton Garden Inn	San Diego, CA	34.5	May 9, 2006
Courtyard	Brownsville, TX	8.6	June 19, 2006
Homewood Suites	Stafford, TX	7.8	August 15, 2006
Residence Inn	Seattle, WA	56.2	September 1, 2006
Homewood Suites	Sarasota, FL	13.8	September 15, 2006
Courtyard	Hattiesburg, MS	9.5	October 5, 2006
Courtyard	Omaha, NE	23.1	November 4, 2006
Hilton Garden Inn	Ronkonkoma, NY	27.0	December 15, 2006

PHD Hotels Portfolio (8 Hotels):
Homewood Suites	Montgomery, AL	10.7	August 17, 2006
Hilton Garden Inn	Montgomery, AL	10.4	August 17, 2006
Hampton Inn	Troy, AL	6.1	August 17, 2006
Hilton Garden Inn	Auburn, AL	10.2	August 17, 2006
Hilton Garden Inn	Huntsville, AL	10.3	August 17, 2006
Homewood Suites	Huntsville, AL	11.6	October 27, 2006
Hampton Inn	Tupelo, MS	5.2	January 23, 2007
Hilton Garden Inn	Macon, GA	10.7	Pending

Dimension Hotels Portfolio (11):
Courtyard	Rancho Bernardo, CA	36.0	December 12, 2006
Homewood Suites	New Orleans, LA	43.0	December 15, 2006
Residence Inn	Highlands Ranch, CO	19.0	February 21, 2007
Homewood Suites	Miami, FL	24.3	February 21, 2007
Homewood Suites	Cranford, NJ	13.5	March 7, 2007
Homewood Suites	Mahwah, NJ	19.5	March 7, 2007
Hilton Garden Inn	Highlands Ranch, CO	20.5	March 9 ,2007
Homewood Suites	Agoura Hills, CA	25.3	Pending
Hampton Inn	San Diego, CA	42.0	Pending
Residence Inn	San Diego, CA	32.5	Pending
Residence Inn	Provo, UT	11.3	Pending
Blumberg Hotel Portfolio (5):
Fairfield Inn	Columbus, GA	7.3	April 24, 2007
Courtyard	Lakeland, FL	9.8	April 24, 2007
Fairfield Inn	Tallahassee, FL	6.6	April 24, 2007
Courtyard	Prattville, AL	9.3	April 24, 2007
Fairfield Inn	Dothan, AL	4.6	Pending

	Total	$593.8

For the year ended December 31, 2006 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations	West Houston, Texas - Marriott Residence Inn Hotel (A)	Bernardo Venture (A)	Brownsville, Texas - Courtyard by Marriott Hotel (A)	Stafford, Texas - Hilton Homewood Suites Hotel (A)	PHD Hotels Portfolio (A)	Lake Union Hotel Associates LP dba Residence Inn Seattle Downtown (A)	Merca Real Estate, LLC (Sarasota, FL Homewood Suites) (A)
Revenue:
Room revenue	$18,800	$—	$2,032	$—	$—	$9,560	$7,845	$2,225
Other operating revenue	1,545	—	259	—	—	734	560	125

Total revenue	20,345	—	2,291	—	—	10,294	8,405	2,350

Expenses
Operating expenses	11,610	—	1,000	—	—	5,902	3,909	1,111
General and administrative	1,988	—	202	—	31	—	476	230
Management fees	619	—	68	—	—	611	428	58
Taxes, insurance and other	1,472	—	196	—	—	296	364	150
Depreciation of real estate owned	3,073	—	326	—	—	1,311	686	257

Interest, net	(1,855)	—	418	(3)	—	1,471	1,368	429

Total expenses	16,907	—	2,210	(3)	31	9,591	7,231	2,235

Income tax expense	—	—	—	—	—	—	—	—

Net income (loss)	$3,438	$—	$81	$3	$(31)	$703	$1,174	$115

Income (loss) per common share:
Basic and diluted	$0.23

Basic and diluted weighted average common shares outstanding (000s)	15,152

(Continued)

For the year ended December 31, 2006 (unaudited)

(In thousands, except per share data)	Sunbelt- CHM, L.L.C. (Hattiesburg, MS Courtyard) (A)	Briggs Renewal Limited Partnership (Omaha, NE Courtyard) (A)	Linchris Hotel Partners of L.I., LLC (Ronkonkoma NY Hilton Garden Inn)	Dimension Development Hotels Portfolio (A)	Blumberg Hotels Portfolio (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$—	$5,621	$5,210	$45,411	$7,596	$—		$104,300
Other operating revenue	—	365	623	2,484	192	—		6,887

Total revenue	—	5,986	5,833	47,895	7,788	—		111,187

Expenses
Operating expenses	—	2,087	2,776	18,399	3,256	—		50,050
General and administrative	—	501	642	5,566	367	701	(B)	10,704
Management fees	—	419	175	1,490	430	—		4,298
Taxes, insurance and other	—	280	298	2,212	682	—		5,950
Depreciation of real estate owned	—	577	1,018	5,413	737	(10,325	)(C)	13,215
						10,142	(D)
Interest, net	—	893	858	7,370	681	(7,580	)(E)	4,050

Total expenses	—	4,757	5,767	40,450	6,153	(7,062)		88,267

Income tax expense	—	—	—	—	—	—	(G)	—

Net income (loss)	$—	$1,229	$66	$7,445	$1,635	$7,062		$22,920

Income (loss) per common share:
Basic and diluted								$0.55

Basic and diluted weighted average common shares outstanding (000s)						26,832	(F)	41,984

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2006 for the respective periods prior to acquisition by the Company. The Company was initially formed on May 20, 2005, and had no operations before that date. Additionally, five properties began operations during 2006, and four properties remained under construction as of January 2007. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Houston, TX Residence Inn, opened April 2006; Brownsville, TX Courtyard, opened June 2006, Stafford, TX Homewood Suites, opened August 2006 Hattiesburg, MS Courtyard, opened October 2006; Huntsville, AL Homewood Suites, opened October 2006, Macon, GA Hilton Garden Inn, under construction; Agoura Hills, CA Homewood Suites, under construction, Highlands Ranch, CO Hilton Garden Inn, under construction and Prattville, AL Courtyard under construction.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated. Interest income relates only to working capital balances.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the later of January 1, 2006 or the date the hotel opened.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.